                                                                    Exhibit 21.1


                        SOUTHERN PERU COPPER CORPORATION

                                  Subsidiaries

                            (More than 50% ownership)

                                                                          Percentage of voting
                                                                            securities owned
                                                                           Or other bases of
                                Name of Company                                control
                                ---------------                           --------------------
PARENT:   Southern Peru Holdings Corporation (Delaware)

Registrant:  Southern Peru Copper Corporation (Delaware)

         Los Tolmos S.A.(Peru)                                                  99.99
         Logistics Services Incorporated (Delaware)                            100.00
                  LSI-Peru, S.A. (Peru)                                         98.18
         Multimines Insurance Company, Ltd. (Bermuda)                          100.00

Not included in this listing are subsidiaries which in the aggregate would not constitute a significant subsidiary.